U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FAIRVIEW ENERGY CORPORATION, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 4911                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Fairview Energy Corporation, Inc.
Bruce Velestuk, President
585 Milsom Wynd
Delta, British Columbia
Canada                                          V4M 2T6
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)943-5200
Fax:                                           (604)943-5209
                                               --------------

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   $1,478,500        $0.40          $1,478,500   $174.02
-----------------------------------------------------------------------

(1) Based on the last sales price on September 26, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated January 6, 2006



Agent for service of process: Empire Stock Transfer Inc.
                              7251 West Lake Mead Boulevard, Suite 300
                              Las Vegas, Nevada, 89128
                              Telephone:  702-562-4091

                                PROSPECTUS
                    Fairview Energy Corporation, Inc.
                             3,696,250 SHARES
                               COMMON STOCK
                             ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                             ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.40 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. While we intend to apply to have our stock trade on the OTC Bulletin Board following the effectiveness of our registration statement, our common stock may not be accepted for quotation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: January 6, 2006

                                Table Of Contents
                                                                            PAGE
Summary ....................................................................  5
Risk Factors  ..............................................................  7
-        If we do not obtain additional financing, our business
         will fail..........................................................  7
-        Because we have not commenced business operations, we
         face a high risk of business failure ..............................  7
-        Because our continuation as a going concern is in doubt,
         we will be forced to cease business operations unless we can generate profitable operations in the future.......................  7
-        If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.....................  8
-        Because there are certain risks inherent in hydro-electric development that could result in the company becoming subject to liability, we face a high risk of business failure .............  8
-        If we are not able to acquire a water resource, our
         business will fail ................................................  8
-        If we are not able to meet the assessment requirements of
         the regulatory authorities, our business will fail ................  8
-        If we are not able to secure the investment to build the
         Project, our business will fail ...................................  9
-        If we are not able to obtain an agreement from BC Hydro or
         Powerex to purchase electricity from us on acceptable terms, we will not be able to establish a hydro-electric project
         and our business will fail  .......................................  9
-        If a market for our common stock does not develop, share-
         holders may be unable to sell their shares ........................  9
-        A purchaser is purchasing penny stock which limits his or
         her ability to sell the stock .....................................  9
Use of Proceeds ...........................................................  10
Determination of Offering Price ...........................................  10
Dilution ..................................................................  10
Selling Shareholders ......................................................  10
Plan of Distribution ......................................................  14
Legal Proceedings .........................................................  16
Directors, Executive Officers, Promoters and Control Persons...............  16
Security Ownership of Certain Beneficial Owners and Management.............  18
Description of Securities .................................................  18
Interest of Named Experts and Counsel .....................................  18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................  18
Organization Within Last Five Years .......................................  19
Description of Business ...................................................  19
Plan of Operations ............................................ ...........  24
Description of Property ...................................................  25
Certain Relationships and Related Transactions ............................  25
Market for Common Equity and Related Stockholder Matters ..................  25
Executive Compensation ....................................................  27
Financial Statements ......................................................  28
Changes in and Disagreements with Accountants .............................  39

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

Fairview Energy Corporation, Inc. was incorporated in the State of Nevada on July 29, 2005. We intend to commence business operations in the hydro-electric energy sector by identifying and developing "run-of-river" projects in the province of British Columbia. "Run of river" hydro-electric projects involve the diversion of water in a river or stream into a pipe that runs downhill. A turbine is installed at the end of the pipe which turns when water travels through the pipe. The turbine is attached to a generator, which produces electricity that is fed into a power grid for consumer and commercial use.

We are a start-up company that has not generated any revenue from operations since our incorporation on July 29, 2005. We have been researching potential project sites, and to date has identified a number of possibilities. However, we need to further evaluate the potential of these sites and will need additional capital to do this. To qualify a potential project site, there are a number of studies to be completed to verify actual potential.

We will identify potential available streams or rivers and as required conduct watershed hydrology assessments on the water resource to determine the water resource potential. At least twelve months of detailed in-stream hydrology is required to accurately determine the potential of the resource. If the data is not currently available, we will conduct the hydrology assessment. Prior to generating any revenue, there are four phases of which there is considerable time and expense needed in order to succeed.

We estimate that the cost to complete our business plan is approximately $3,695,000 consisting of:

1.    $20,000   to   conduct   the   hydrology,   environmental   and  fisheries
      assessments;

2. $25,000 for administrative costs, including management fees payable to our president, professional fees and general business expenses;

3.    $250,000 to purchase or pay the development fees  for  a  water  resource;
      and

4. $2,400,000 million in debt financing will be required for the construction of the project. Up to $1,000,000 in equity financing will also be required.

There is no assurance that we will be able to obtain financing to cover the costs of our business plan. We do not have any current plans to raise these funds.

We were incorporated on July 29, 2005 under the laws of the state of Nevada. Our principal offices are located at 585 Milsoom Wynd, Delta, British Columbia, Canada, V4M 2T6. Our telephone number is (604)943-5200.

The Offering:

Securities Being Offered Up to 3,696,250 shares of common stock.

Offering Price               The selling shareholders will  sell  our  shares at
                             $0.40 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at p revailing market prices or privately negotiated prices. There is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders  will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when   all   of  the
                             3,696,250 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             6,946,250 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common  stock  to  be   sold   under  this
                             prospectus  will be sold by  existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the  common  stock  by  the  selling shareholders.


Summary Financial Information

Balance Sheet

                                        October 31, 2005
                                             (audited)

Cash                                          $29,879
Total Assets                                  $29,879
Liabilities                                   $ 5,544
Total Stockholders' Equity                    $24,335




Statement of Operations

                       From Incorporation on
                 July 29, 2005 to October 31, 2005
                             (audited)

Revenue                       $     0
Net Loss                       (7,140)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our cash on hand is sufficient to cover the anticipated initial assessment studies and a portion of administrative expenses. We will require additional funding in order to continue to develop a property and to build a facility on the property, if warranted. We anticipate spending $20,000 to conduct various environmental and assessment studies, $250,000 to purchase or pay the development fees for a water resource and $3,400,000 million for the construction portion of the project if all permits and approvals are granted by the Land and Water regulatory body of British Columbia.

We will need to raise additional funds in order to cover the cost of developing or purchasing a water resource. We will likely arrange this through shareholder or third party loans or through the sale of our common stock. We do not have any arrangements in place for any equity or debt financing.

We do not currently have any arrangements for financing and may not be able to find such financing if required. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced business operations and accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 29, 2005 and to date have been involved primarily in organizational activities, researching potential project sites and identifying a number of possibilities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. Prior to earning revenue, of which there is no assurance, we will likely incur costs of about $3,695,000. We therefore expect to incur significant losses in the foreseeable future. If we are unable to purchase a water resource and construct a hydro-electric facility on it, we will not earn profits or be able to continue operations.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception of $7,140. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our president, Bruce Velestuk, for our potential success. The loss of the services of Mr. Velestuk would result in the failure of our business. If we lost his services, it would be difficult to find a replacement with similar skills, experience and industry contacts. We do not have any written agreement with Mr. Velestuk to provide his management and consulting services to us. If he decides to terminate his relationship with us, which he may do without notice or cause, our business plan will fail.

BECAUSE THERE ARE CERTAIN RISKS INHERENT IN HYDRO-ELECTRIC DEVELOPMENT THAT COULD RESULT IN THE COMPANY BECOMING SUBJECT TO LIABILITY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

There are certain risks inherent in energy production that could result in us becoming subject to liability for environmental liability, property damage or personal injury. Although we intend to apply for insurance in accordance with industry standards to address such risks, such insurance has limitations that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable. In certain circumstances, we may elect not to obtain insurance to address specific risks due to the high premiums. The payment of such uninsured liabilities would reduce the funds available to us. The occurrence of a significant event that the we are not fully insured against, or the insolvency of the insurer of such event, could result in our insolvency and the loss of any investment in our stock.

IF WE ARE NOT ABLE TO ACQUIRE A WATER RESOURCE OUR BUSINESS WILL FAIL.

We have been researching potential project sites, and to date has identified a number of possibilities. However, in the initial phase of our business development, we need to further evaluate the potential of these sites and will need additional capital to do this. To qualify a potential project site there are a number of studies to be completed to verify actual hydro-electric project potential. If we are unable to acquire a suitable site, our business will fail.

IF WE ARE NOT ABLE TO MEET THE ASSESSMENT REQUIREMENTS OF THE REGULATORY AUTHORITIES, OUR BUSINESS WILL FAIL.

The Land and Water regulatory body of British Columbia must sign off on fisheries and environmental impact studies, navigable waters studies, final engineering design, final project parameters and final infrastructure costs relating to a proposed "run of river" hydro-electric project. We must also conduct hearings and public consultations and secure First Nation approval for any project. Our failure to obtain an approval may permanently cancel or delay the proposed project.

IF WE ARE NOT ABLE TO SECURE THE INVESTMENT TO BUILD THE PROJECT, OUR BUSINESS WILL FAIL.
Once all necessary permits have been obtained, we will have to raise additional funds to finance a "run of river" project. In addition to requiring up to
$250,000 to cover costs of obtaining necessary permits, we will also need to raise $3,400,000 in order to fund construction of the project. While we hope to attain $2,400,000 of the capital cost of construction by way of debt financing and the remainder of $1,000,000 through equity financing, we have no arrangements in this regard. If we are not able to secure financing, our business will fail.

IF WE ARE NOT ABLE TO OBTAIN AN AGREEMENT FROM BC HYDRO OR POWEREX TO PURCHASE ELECTRICITY FROM US ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO ESTABLISH A HYDRO-ELECTRIC PROJECT AND OUR BUSINESS WILL FAIL.

Even if we demonstrate a significant hydro-electric resource on a site that we acquire, we may not be able to secure a purchaser for any electricity that we produce on acceptable terms. Without a purchaser for electricity that we potentially produce from a property, we will not be able to proceed with our business plan.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.40 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,696,250 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 3,675,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 21, 2005; and

2. 21,250 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 26, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                                  Total Number
                                                  Of Shares To      Total Shares     Percent
                                                  Be Offered For    Owned Upon      Owned Upon
Name Of                           Shares Owned    Selling           Completion      Completion
Selling                           Prior To This   Shareholders      of this         Of This
Stockholder                       Offering        Account           Offering        Offering
------------------------------------------------------------------------------------------------
Maribel Karmazyn                    325,000        325,000            Nil              Nil
203 - 65B Street
Delta, BC V4M 2T6

Lorelei Velestuk                    325,000        325,000            Nil              Nil
585 Milsom Wynd
Delta, BC V4M 2T6

Woody Turnquist                     325,000        325,000            Nil              Nil
8095 York Avenue
Crofton, BC V0R 1R0

Dawnlea Tait                         200,000       200,000            Nil              Nil
3584 Triumph Street
Vancouver, BC V5K 1V1

Laurie Hunsberger                   200,000        200,000            Nil              Nil
401 - 8668 Osler Street
Vancouver, BC V6P 4E6

Dean Caviness                       225,000        225,000            Nil              Nil
5481 123rd Street
Surrey, BC V3X 3H8

Deagan Reimer                       325,000        325,000            Nil              Nil
606 E 48th Avenue
Vancouver, BC V5W 2E6

Bruce Mede                          225,000        225,000            Nil              Nil
2844 Kilpatrick Road
Nanaimo, BC V9R 6W6

Dave May                            225,000        225,000            Nil              Nil
581 Obed Avenue
Victoria, BC V9A 1K6

Dave Ball                           225,000        225,000            Nil              Nil
1980 Charles Street
Vancouver, BC V5L 2T9

Steve Jones                         325,000        325,000            Nil              Nil
606 E 48th Avenue
Vancouver, BC V5W 2E6

                                                  Total Number
                                                  Of Shares To      Total Shares     Percent
                                                  Be Offered For    Owned Upon      Owned Upon
Name Of                           Shares Owned    Selling           Completion      Completion
Selling                           Prior To This   Shareholders      of this         Of This
Stockholder                       Offering        Account           Offering        Offering
------------------------------------------------------------------------------------------------
Herb Tait                           200,000        200,000            Nil              Nil
585 Milsom Wynd
Delta, BC V4M 2T6

Deborah McBride                     175,000        175,000            Nil              Nil
5251 Cambridge Court
Delta, BC V4M 3Z1

Elizabeth Erickson                  200,000        200,000            Nil              Nil
1680 58th Street
Delta, BC V4L 1X4

Shannon Fitton                      175,000        175,000            Nil              Nil
211 - 4500 Westwater Drive
Richmond, BC V7E 6S1

Dave Karmazyn                         1,200          1,200            Nil              Nil
203 - 65B Street
Delta, BC V4L 1W9

Catherine Mede                        1,500          1,500            Nil              Nil
2844 Kilpatrick Roadd
Nanaimo, BC V9R 6W6

Kim May                               1,300          1,300            Nil              Nil
581 Obed Avenue
Victoria, BC V9A 1K6

Shirley Tait                          1,100          1,100            Nil              Nil
585 Milsom Wynd
Delta, BC V4M 2T6

Russell Fitton                        1,400          1,400            Nil              Nil
211 - 4500 Westwater Drive
Richmond B.C. V7E 6S1

Robert McBride                        1,600          1,600            Nil              Nil
5251 Cambridge Court
Delta, BC V4M 3Z1

Carolyn Windsor-Sturm                 1,000          1,000            Nil              Nil
PO Box 100
Penticton, BC V2A 6J9

Ivan Milosnovic                       1,100          1,100            Nil              Nil
7 - 12000, HWY 33 East
Kelowna, BC V1P 1K4

Marian Velestuk                       1,500          1,500            Nil              Nil
9395 Sunset Road
Kelowna, BC

                                                  Total Number
                                                  Of Shares To      Total Shares     Percent
                                                  Be Offered For    Owned Upon      Owned Upon
Name Of                           Shares Owned    Selling           Completion      Completion
Selling                           Prior To This   Shareholders      of this         Of This
Stockholder                       Offering        Account           Offering        Offering
------------------------------------------------------------------------------------------------
Kavinder Dhillon                      1,400          1,400            Nil              Nil
10386 - 143 Street
Surrey, BC V3T 4T6

Sally Wong                            1,200          1,200            Nil              Nil
2070 Quilchena Crescent
Vancouver, B.C. V6M 1E3

Douglas Dunn                          1,250          1,250            Nil              Nil
48 - 8863 216th Street
Langley, BC V1M 2G9

Kathryn Witter                        1,250          1,250            Nil              Nil
402 - 1859 Spyglass Place
Vancouver, BC V5Z 4K6

Allen Crowley                         1,200          1,200            Nil              Nil
72 Mount Cascade Close SE
Calgary, AB T2Z 2K5

Bruce Hodding                         1,250          1,250            Nil              Nil
5364 West River Boltom Road
Duncan, BC V9L 6J6

Chris Turley                          1,000          1,000            Nil              Nil
201 - 4438 W 10th Avenue
Vancouver, BC V6R 4R8

Catherine Edwards                     1,000          1,000            Nil              Nil
4027 W 31st Avenue
Vancouver, BC V6S 1Y7

Total:                            3,696,250      3,696,250            Nil              Nil

We have the following relationships amongst our shareholders:

1.       Lorelei Velestuk is Bruce Velestuk's wife;
2.       Maribel Karmazyn is Bruce Velestuk's sister-in-law;
3.       Dawnlea Tait is Bruce Velestuk's sister-in-law;
4.       Bruce Mede is Bruce Velestuk's brother-in-law;
5.       Deberah McBride is Bruce Velestuk's sister-in-law
6.       Shannon Fitton is Bruce Velestuk's neice;
7.       Dave Karmazyn is Bruce Velestuk's brother-in-law;
8.       Catherine Mede is Bruce Velestuk's sister-in-law;
9.       Shirley Tait is Bruce Velestuk's mother-in-law;
10.      Robert McBride is Bruce Velestuk's brother-in-law;
11.      Carolyn Windsor-Sturm is Bruce Velestuk's cousin;
12.      Marian Velestuk is Bruce Velestuk's sister; and


Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-deal or an affiliate of a broker-dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may be private transactions whereby they sell our stock to individuals or groups or in transactions conducted through the facilities of a stock exchange or quotation system, if such a quotation or listing occurs.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. If our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

The selling shareholders will sell our shares at $0.40 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

If a selling security holder enters into an agreement, after effectiveness of this registration statement, to sell shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment identifying the broker-dealer, providing the required information on the plan of distribution, revising the appropriate disclosures in the registration statement and filing the agreement as an exhibit to the registration statement.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

In connection with an application to have our securities quoted on the OTC Bulletin Board, we anticipate that we will request a broker-dealer to act as a market maker in order to sponsor our 15c211 application with the NASD. We have not had any preliminary discussions with any market maker. There is no guarantee that we will be able to arrange for a market maker to sponsor our quotation application. We do not plan to contact any market makers until the effectiveness of our registration statement.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $18,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

We have disclosed all methods by which selling security holders may transfer their registered shares, of which we are aware.

Neither we nor our selling security holders intend to use:

         a) any means of distributing or delivering our prospectus other than by hand or by mail; or

         b) any forms of prospectus other than printed versions;

As well, neither we nor our selling security holders have any arrangements with a third party to host or access our preliminary prospectus on the Internet.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Bruce Velestuk                   45

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Bruce Velestuk                    45            President, Chief
                                                Executive Officer,
                                                Treasurer, Secretary
                                                and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Velestuk graduated from the Simon Fraser University with a degree in Business Administration in 1987. In 1997, Mr. Velestuk achieved his Certified Management Accountant accreditation. From November 1992 to November 1995, he was the Canadian marketing manager for a Logical Methods Software Ltd., a Vancouver based private company involved in distributing accounting software to businesses.

From November 1995 to December 1999, Mr. Velestuk was the corporate controller for IPAC Chemical Company, Ltd., a Vancouver based private company involved in the manufacturing and distribution of chemicals. In December 1999 he joined KPMG as a management system assessor until October 2002. Since then, he has worked extensively as a management system consultant and ISO 9001 Management System Auditor, for Link Management Ltd. a Vancouver based private company involved in providing ISO quality systems to businesses.

As well, since 1996, Mr. Velestuk has been the registered proponent for two run-of-river projects located in southwestern British Columbia. Both of these projects are in the permitting phase with the British Columbia provincial government's Land and Water ministry.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We  have  no  significant  employees  other  than  our  sole director, Mr. Bruce
Velestuk.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.
                                                  Amount of
Title of      Name and address                    beneficial     Percent
Class         of beneficial owner                 ownership      of class
--------------------------------------------------------------------------------

Common         Bruce Velestuk                     3,250,000      46.8%
Stock          President, Chief
               Executive Officer
               Secretary,
               Treasurer and a Director
               585 Milsom Wynd
               North Vancouver, B.C., Canada

Common         All officers and directors         3,250,000      46.8%
Stock          as a group that consists of
               one person

The percent of class is based on 6,946,250 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 6, 2006, there were 6,946,250 shares of our common stock issued and outstanding that are held by 33 stockholders of record.

Holders  of our  common  stock are  entitled  to one vote for each  share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     Disclosure Of Commission Position Of Indemnification For
                    Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion. Due to Securities and Exchange Commission opinion, we will not indemnify our directors and officers for Securities Act liabilities.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on July 29, 2005 under the laws of the state of Nevada. On that date, Bruce Velestuk was appointed as our sole director. As well, Mr. Welestuk was appointed as our president, treasurer, secretary, chief executive officer and sole promoter.

                         Description Of Business

Business Development

We were incorporated in the State of Nevada on July 29, 2005. We are a development stage company that has not generated any revenue from operations since our incorporation on July 29, 2005.

Our business plan will focus its resources on developing renewable energy sources that create environmentally friendly, hydro-electric energy by identifying run-of-river projects in the province of British Columbia. "Run of river" hydro-electric projects involve the diversion of water in a river or stream into a pipe that runs downhill. A turbine is installed at the end of the pipe which turns when water travels through the pipe. The turbine is attached to a generator, which produces electricity that is fed into a power grid for consumer and commercial use.

Run-of-River Projects

Run-of-River hydro projects use simple proven technology and have been used since the early 1900's to generate electricity.

Run-of-river hydro plants, which do not require dams, rely on the natural downward flow of the stream to guide water through pipes to a generating station. The force of the water spins a turbine, which drives an electric generator that creates electricity. The electricity is then fed into the grid by normal power lines.

Hydro-electric power plants convert the kinetic energy contained in falling water into electricity. The energy in flowing water is ultimately derived from the sun, and is therefore constantly being renewed. Energy contained in sunlight evaporates water from the oceans and deposits it on land in the form of rain. Differences in land elevation result in rainfall runoff, and allow some of the original solar energy to be captured as hydro-electric power.

Run-of-River projects are dramatically different in design, appearance and impact from conventional hydroelectric projects. There are two main differences. First, there is no water storage other than the limited amount required to submerge the intake pipe. Second, there is no alteration of downstream flows, since all diverted water is returned to the stream below the powerhouse.

A typical run-of-river project consists of the following: an intake structure at which water is diverted, a pipeline (penstock) through which it travels downhill, a small powerhouse, and a tailrace where the water is returned to the stream above -- or as close a possible to -- a barrier to fish movement.

Potential run-of-river sites must offer a significant gradient (elevation drop) and sufficient annual precipitation rates. Glacial ice fields offer a unique form of storage capacity and, where available, can further enhance project viability. Potential sites tend to exist at high altitudes, characterized by features such as fast flows, steep canyons, waterfalls and other natural barriers. These features reduce the suitability of such sites for potentially competing land uses such as recreation and, most importantly, limit fish presence and diversity.

British Columbia is fortunate to have a large number of such sites, particularly in the coastal mountain ranges.

Run-of-river projects can be developed on appropriate sites with little if any negative impact on either aquatic or terrestrial habitat.

To develop a fully operating hydro-electric project, we need to complete four separate business phases:

Phase 1 Identify, qualify and acquire the land use rights of a potential project site

Phase 2 Research and perform all necessary assessments needed to meet the requirements of the regulatory authorities and British Columbia Hydro, a government funded corporation that administers the transmission and sale of electricity in British Columbia.

Phase 3 Once all criteria is met, negotiate and execute a power purchase agreement with British Columbia Hydro, and secure the investment to build the project and begin construction.

Phase 4    Building  and  commissioning   the   run-of-river   project   through
           independent contractors.

We have been researching potential project sites, and to date has identified a number of possibilities. However, in the initial phase, we need to further evaluate the potential of these sites and will need additional capital to do this. To qualify a potential project site, there are a number of studies to be completed to verify actual potential. These consist of the following;

PHASE ONE
o        Initial  assessment   to   assess   viability    (access,    hydrology,
         transmission,  environmental).  This   would  be  in  the  form of site
         visit, local knowledge, and search of available data.
o        Watershed Hydrologic Surveys and Estimates
o        Initial Geo-technical consultations
o        Initial First Nation consultation and meetings
o        Preliminary Fisheries Analysis
o        Initial contact with Municipality
o        Preliminary  Engineering,   including   construction  costs  estimates,
         hydrology and financial feasibility

o        Initial in-stream flow and head estimates
o        Initial feasibility on penstock length, location and cost
o        Cost estimates for powerhouse, including capacity studies
o Monthly production and revenue estimates based on watershed hydrology and 35 year historical data
o Financial modeling of profitability and capital costs to determine penstock and turbine size. Various vendor quotations.
o        Interconnect studies to determine interconnect strategy
o BC Hydro Interconnect Study that confirm inter-connect feasibility and provides costs and quotes for interconnection.
o        Crown Land Applications (if applicable)
o        LWBC filings and applications (if applicable)

At the end of Phase One, we must have  acquired  the right to the project and be
satisfied   that  the  property   has  the   potential  to  be  developed  as  a
hydro-electric project.

PHASE TWO

It is during this phase that the investment into detailed studies is conducted, with a view to final permitting. The respective regulatory authorities must sign off on the following final permits, with overall approval granted by the Land and Water regulatory body of British Columbia:

o        fisheries and environmental impact studies
o        navigable waters studies
o        Fisheries Department approval

In addition, we must determine final engineering design, project parameters, infrastructure costs and project feasibility. We must also conduct hearings, public consultations and secure First Nation final approval with respect to the project.

This phase is estimated to cost up to approximately $250,000 depending on the local conditions and amount of studies required. The process can take from 12 to 36 months to complete, depending on amount of information readily available, timing, and difficulties encountered.

Mr. Bruce Velestuk, will be the project manager for this phase. Consultants with specialized skills will be extensively used. The addition of one more key management person will be required.

PHASE THREE

Once permitting has progressed to the point where the company is comfortable that the project is financially viable and all regulatory approvals have been obtained, we must then seek a buyer for the electricity (typically, British Columbia Hydro or Powerex), and secure financing for the construction of the project. The total construction cost of a project will be approximately
$3,400,000. While we hope to attain $2,400,000 of the capital cost of construction by way of debt financing and the remainder of $1,000,000 through equity financing, we have no arrangements in this regard.

During this phase, we must also enter into arrangements with independent contractors for construction of the run of river project, negotiate and secure financing and enter into a power purchase agreement for the sale of all electricity generated by the project. Typically, financing will be subject to us entering into a power purchase agreement with a set price per kilowatt hour over a set agreement term (typically 20 years).

PHASE FOUR

The construction of the run of river hydro-electric project will be administered by independent contractors with extensive experience in the construction of hydro-electric projects. A number of large firms operate in the area with this type of experience. Final commissioning will occur under the observance of all stakeholders including British Columbia Hydro, the British Columbia government, and us.

An experienced project manager will be hired to represent us during this phase. Mr. Velestuk will oversee the entire project. The addition of one more key management person will be required.

Power Purchase Agreement

The most likely purchaser of any power that is derived from a run of river project will be sold to British Columbia Hydro. There is no guarantee that we will be able to sell the electricity to BC Hydro at a price that will allow us to be profitable. Should we be unable to sell electricity from our hydro-electric project to BC Hydro, then we will be forced to sell the power on the open market. There is no guarantee that we will be permitted to use the transmission lines owned by BC Hydro to sell electricity to third parties. This could result in a material impact to our business plan.

We have not entered into any discussions with potential power purchasers and cannot be assured that we will be able to reach an agreement on acceptable terms.

Competitive Business Conditions

We will compete for available sites, development leases, licenses and concessions and skilled industry personnel with other energy companies, many of which have significantly greater financial resources than us. In addition to the major utility companies, our competitors will include major integrated alternative energy companies, numerous other smaller and independent energy companies and individual producers and operators.

The energy industry is highly competitive. Our competitors for the acquisition, production and development of alternative energy projects, and for capital to finance such activities, include companies that have greater financial and personnel resources available to them than the Company. Our ability to successfully bid on and acquire property rights, to develop alternative energy supplies, to participate in future opportunities and to identify and enter into commercial arrangements with customers will be dependent upon developing and maintaining close working relationships with our future industry partners and joint operators and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.

Government Approvals and Environmental Laws

All categories of hydro-electric energy production present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions of water releases left in the creek after energy production.

The legislation also requires that generating facilities and production sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is involving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of hazardous substances or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or acquisition activities or otherwise adversely affect our financial condition, results of operations or prospects.

In addition, in order to proceed with a run of river hydro-electric project, we will need to obtain fisheries, environmental and navigable waters approvals from departments of the British Columbia government.

Employees

We have no employees as of the date of this prospectus other than Mr. Bruce Velestuk, our president and sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                        Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to conduct watershed hydrology assessments on selected properties that have the potential to host a run of river hydro-electric project. At least twelve months of detailed in-stream hydrology is required to accurately determine the potential of the resource. If the data is not currently available, we will conduct the hydrology assessment at a cost of approximately $10,000.

We will also conduct initial environmental and fisheries assessments using known public domain resource sources, and those available from the Department of Fisheries and Oceans, a federal regulatory agency at a cost of $10,000. Hydrology and the environmental data will provide the constraints for the economic modeling to be initially performed.

We will focus on projects that have a capacity of under 10 megawatts as they are felt to be of less environmental impact and therefore have shorter approval processes. We intend to have evaluated and selected a property in southwestern British Columbia by December 2006.

In addition to the above costs, we anticipate spending an additional $25,000 per year on administrative costs, including management fees payable to our president, professional fees and general business expenses. Total expenditures over the next 12 months are therefore expected to be $45,000.

Our cash on hand is sufficient to cover the anticipated initial assessment studies and a portion of administrative expenses. We will require additional funding in order to continue to develop a property and to construct a run of river project on the property, if warranted.

We anticipate that additional funding will be in the form of the sale of equity and director loans. We also anticipate that up to 75% of the construction costs of a run of river project will be funded through debt financing. We do not currently have any arrangement for any equity or debt financing or director loans.

We have not attained profitable operations and are dependent upon obtaining financing to complete our business plan.

Results Of Operations For The Period From Inception Through October 31, 2005

We have not earned any revenues from our incorporation on July 29, 2005 to October 31, 2005. We do not anticipate earning revenues until we establish a hydro project on a site, secure an energy purchase agreement and erect turbines on the site, of which there is no guarantee.

We incurred operating expenses in the amount of $7,140 for the period from our inception on July 29, 2005 to October 31, 2005. These operating expenses were comprised of legal fees of $1,500, audit and accounting fees of $3,963, office and sundry expenses of $327, and rent of $1,350.

We have not attained profitable operations and are dependent upon obtaining financing to complete our business plan.

Certain Relationships And Related Transactions

Bruce Velestuk, our president, provided a cash advance of $81 to us during the period ended October 31, 2005. This amount is unsecured, non-interest bearing and has no specific terms of repayment. Mr. Velestuk also provides office premises to us. The office premises are valued by management at $450 per month. During the period ended October 31, 2005, donated rent expense of $1,350 was charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  our sole promoter, Bruce Velestuk;
  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate retaining an authorized OTC Bulletin Board market maker in order to sponsor our application for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 3,250,000 shares of our common stock are available for resale to the public after August 5, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 694,625 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,250,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on July 29, 2005 to October 31, 2005, our fiscal year end.

                         Annual Compensation

                                 Other Restricted Options/ LTIP Other
                                         Stock  * SARs  payouts Comp
Name    Title   Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Bruce    Pres., 2005   $0     0    0       0        0       0     0
Velestuk CEO &
         Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Velestuk any amount for acting as the director of the Company.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period from our inception on July 29, 2005 to October 31, 2005, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Stockholders' Equity;

  d. Statement of Cash Flows; and

  e. Notes to Financial Statements

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                October 31, 2005





BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]

--------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Fairview Energy Corporation Inc.

We have audited the balance sheets of Fairview Energy Corporation Inc.(a development stage company) as at October 31, 2005 and the statements of operations, stockholders' equity and cash flows for the period from inception on July 29, 2005 to October 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2005 and the statements of operations, stockholders' equity and cash flows for the period from inception on July 29, 2005 to October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      "Dale Matheson Carr-Hilton LaBonte"

                                             CHARTERED ACCOUNTANTS

Vancouver, B.C.
November 31, 2005

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)
                                  BALANCE SHEET
                                October 31, 2005
                             (Stated in US Dollars)
                             ----------------------

                                                                                                     2005
                                     ASSETS
Current assets
    Cash                                                                                      $         29,879
                                                                                              ================

                                   LIABILITIES

Current liabilities
    Accounts payable and accrued liabilities                                                  $          5,463
    Due to related party - Note 4                                                                           81
                                                                                              ----------------

                                                                                                         5,544
                                                                                              ----------------


                              STOCKHOLDERS' EQUITY

Capital stock - Note 3 Authorized:
           75,000,000  common shares, par value $0.001 per share
    Issued and outstanding:
            6,946,250  common shares                                                                     6,946
Additional paid-in capital                                                                              23,179
Donated capital                                                                                          1,350
Deficit accumulated during the development stage                                                        (7,140)
                                                                                              ----------------

                                                                                                        24,335
                                                                                              ----------------
                                                                                              $         29,879
                                                                                              ================



    The accompanying notes are an integral part of these financial statements

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
      for the period July 29, 2005 (Date of Inception) to October 31, 2005
                             (Stated in US Dollars)
                              --------------------


                                                                                                          2005
                                                                                                          ----
Expenses
   Accounting and audit fees                                                                        $         3,963
   Donated rent - Note 4
                                                                                                              1,350
   Legal fees                                                                                                 1,500
   Office and sundry                                                                                            327
                                                                                                    ---------------

Net loss for the period                                                                             $        (7,140)
                                                                                                    ===============

Basic loss per share                                                                                $         (0.00)
                                                                                                    ===============

Weighted average number of shares outstanding                                                             5,508,054
                                                                                                    ===============


    The accompanying notes are an integral part of these financial statements

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY for
             the period July 29, 2005 (Date of Inception) to October
                                    31, 2005
                             (Stated in US Dollars)

                                                                                                        Deficit
                                                                                                       Accumulated
                                        Common Shares            Additional                            During the
                                -------------------------         Paid-in          Donated            Development
                                 Number         Par Value         Capital          Capital               Stage            Total
                                 ------         ---------         -------          -------               -----            -----
Capital stock issued for cash
   - at $0.001                  3,250,000     $     3,250     $          -       $          -        $           -    $    3,250
   - at $0.005                  3,675,000           3,675           14,700                  -                    -        18,375
   - at  $0.40                     21,250              21            8,479                  -                    -         8,500
Donated rent                            -               -                -              1,350                    -         1,350
Net loss for the period                 -               -                -                  -               (7,140)       (7,140)
                               -----------   -------------   --------------      -------------       --------------   -----------

Balance, October 31, 2005       6,946,250    $      6,946     $     23,179       $      1,350        $      (7,140)   $   24,335
                               ===========   =============   ==============      =============       ==============   ===========


    The accompanying notes are an integral part of these financial statements

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
      for the period July 29, 2005 (Date of Inception) to October 31, 2005
                             (Stated in US Dollars)
                              --------------------


                                                                                                   2005
                                                                                                   ----
Cash flows from operating activities
    Net loss for the period                                                                 $        ( 7,140)
    Adjustments to reconcile net loss to net cash from
     operating activities:
       Non-cash donated rent                                                                           1,350
       Accounts payable and accrued liabilities                                                        5,463
                                                                                            ----------------

Net cash used in operating activities                                                               (    327)
                                                                                            ----------------

Cash flows from financing activities
    Due to related party                                                                                  81
    Capital stock issued                                                                              30,125
                                                                                            ----------------

Net cash from financing activities                                                                    30,206
                                                                                            ----------------

Increase in cash during the period and cash, end of period                                  $         29,879
                                                                                            ================

Supplemental disclosure of cash flow information Cash paid for:
       Interest                                                                             $              -
                                                                                            ================

       Income taxes                                                                         $              -
                                                                                            ================


    The accompanying notes are an integral part of these financial statements

                        FAIRVIEW ENERGY CORPORATION, INC.

                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                October 31, 2005

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on July 29, 2005 and is in the development stage.

              The Company will focus its resources on developing renewable energy sources that create "green" hydro-electric energy, by identifying run-of-river projects in the province of British Columbia.

              Going Concern
              These financial statements have been prepared on the going concern basis of accounting. The Company has incurred losses since inception resulting in an accumulated deficit of $7,140 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              Management anticipates that funding for the Company's operations for the next 12 months will be available through cash on hand, advances from the sole director or additional equity financing.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Development Stage Company
              -------------------------
              The  Company   complies  with  Financial   Accounting   Standards
              Board Statement No. 7 for its characterization of the Company as a development stage enterprise.

              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fairview Energy Corporation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
October 31, 2005

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash, accounts payable and accrued liabilities and amount sdue to related parties approximates their fair value because of the short maturity of these instruments. It is management's determination that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plans of action based on the then known facts.

              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At October 31, 2005 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------
              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Fairview Energy Corporation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
October 31, 2005

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Stock Based Compensation

              In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

              The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

              Recent Accounting Pronouncements

              In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No.123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.

Fairview Energy Corporation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
October 31, 2005

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)

              However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

              In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations and financial position.

              FASB has also issued SFAS No. 151 Inventory Cost and 152 Accounting for Real Estate Time Sharing Transactions but they will not have any relationship to the operations of the Company, therefore a description and its impact on the Company's operations for each, have not been disclosed.

              In March 2005,  the SEC staff issued Staff  Accounting  Bulletin
              No. 107 ("SAB 107") to give guidance  on   the  implementation of
              SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

Note 3        Capital Stock
              -------------
              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share.

              During the period from July 29, 2005 (Inception) to October 31, 2005, the Company issued 6,946,250 shares of common stock for total proceeds of $30,125.

              At October 31, 2005 there were no outstanding stock options or warrants and has not recorded any stock based compensation to date.

Fairview Energy Corporation, Inc.
(A Development Stage Company)
Notes to the Financial Statements
October 31, 2005


Note 4        Related Party Transactions
              --------------------------

               a) The President provided a cash advance of $81 to the Company during the period ended October 31, 2005. This amount is unsecured, non-interest bearing and has no specific terms of repayment.

               b) The President provides office premises to the Company. The office premises are valued by management at $450 per month. During the period ended October 31, 2005, donated rent expense of $1,350 was charged to operations. Related party transactions are recorded at exchange amounts agreed by both parties.

Note 5        Income Taxes
              ------------
              The significant components of the Company's potential deferred tax assets are as follows:

                                                                                            October 31,
                                                                                               2005
                                                                                          --------------
              Deferred Tax Assets
               Non-capital loss carryforward                                              $      1,071

                Less:  valuation allowance for potential deferred tax asset                     (1,071)
                                                                                          --------------
                                                                                          $          -
                                                                                          ==============


              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $7,140 at October 31, 2005, which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2025. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)     such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    174.02
Transfer Agent Fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  5,000.00
Legal fees and expenses                                     $ 10,000.00
Printing costs                                              $    200.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 17,874.02
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,250,000 shares of our common stock at a price of $0.0015 per share to Bruce Velestuk on August 5, 2005. Mr. Velestuk is our president, chief executive officer treasurer, secretary and a director. The total amount received from this offering was $3,250. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 3,675,000 shares of our common stock at a price of $0.005 per share to a total of 15 purchasers on August 21, 2005. The total amount received from this offering was $18,375. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

Name of Subscriber                                Number of Shares
------------------                                ----------------
Maribel Karmazyn                                     325,000
Lorelei Velestuk                                     325,000
Woody Turnquist                                      325,000
Dawnlea Tait                                         200,000
Laurie Hunsberger                                    200,000
Dean Caviness                                        225,000
Deagan Reimer                                        325,000
Bruce Mede                                           225,000
Dave May                                             225,000
Dave Ball                                            225,000
Steve Jones                                          325,000
Herb Tait                                            200,000
Deborah McBride                                      175,000
Elizabeth Erickson                                   200,000
Shannon Fitton                                       175,000

We completed an offering of 21,250 shares of our common stock at a price of $0.40 per share to a total of 17 purchasers on August 25, 2005. The total amount received from this offering was $8,500. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

Name of Subscriber                               Number of Shares
------------------                               ----------------
Dave Karmazyn                                        1,200
Catherine Mede                                       1,500
Kim May                                              1,300
Shirley Tait                                         1,100
Russell Fitton                                       1,400
Robert McBride                                       1,600
Sally Wong                                           1,200
Carolyn Windsor-Sturm                                1,000
Kavinder Dhillon                                     1,400
Ivan Milosnovic                                      1,100
Marian Velestuk                                      1,500
Douglas Dunn                                         1,250
                                       42

Kathryn Witter                                       1,250
Allen Crowley                                        1,200
Bruce Hodding                                        1,250
Chris Turley                                         1,000
Catherine Edwards                                    1,000


Regulation S Compliance

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits

Exhibit
Number            Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion to be provided prior to effective date
 23.1             Consent of Dale Matheson Carr-Hilton LaBonte,
                  Chartered Accountants

                                       43

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December o, 2005.
                                            Fairview Energy Corporation, Inc.

                                            By: /s/ Bruce Velestuk
                                            ------------------------------
                                            Bruce Velestuk, President, Chief
                                            Executive Officer, Treasurer,
                                            Secretary and Director




SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Bruce Velestuk      President, Chief Executive         January 6, 2006
----------------------- Officer, Treasurer, Secretary,
                        principal financial officer,
                        principal accounting officer
                        and Director


                                       45